UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 29, 2006

Meade Instruments Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22183	95-2988062
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6001 Oak Canyon, Irvine, California		92618-5200
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949 451-1450

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 31, 2006, Meade Instruments Corp. (the "Company") issued a press release announcing that on August 29, 2006, it received a decision letter from the NASDAQ Listing Qualifications Panel granting the Company additional time to file its Annual Report on Form 10-K for the fiscal year ended February 28, 2006 and its Quarterly Report on Form 10-Q for the quarter ended May 31, 2006 with the Securities and Exchange Commission.

As previously reported, the Company received determinations from the NASDAQ Staff to delist the Company’s Common Stock from The NASDAQ Global Market based on the Company’s failure to timely file its Forms 10-K and 10-Q. On August 3, 2006, the Company attended a hearing before the NASDAQ Panel, at which it presented its plan to evidence compliance with NASDAQ’s filing requirements. Subsequent to the hearing, the Panel issued a formal decision granting the Company’s request for continued listing subject to the following conditions: (i) the Company must file its Annual Report on Form 10-K for the fiscal year ended February 28, 2006 by no later than October 16, 2006; (ii) the Company must file its Quarterly Report on Form 10-Q for the quarter ended May 31, 2006 by no later than October 26, 2006; and (iii) the Company must provide certain additional information to the NASDAQ Panel regarding the Company’s historical stock option grant practices.

There can be no assurance that the Company’s securities will continue to be listed on The NASDAQ Global Market unless and until the Company can achieve full compliance with all the requirements of the NASDAQ Global Market.

A copy of the press release issued by the Company on August 31, 2006 is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits to this Current Report are listed in the Exhibit Index set forth elsewhere herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Meade Instruments Corp.

August 31, 2006	By:	Brent W. Christensen

Name: Brent W. Christensen
Title: Senior Vice Presiden - Finance & CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated August 31, 2006.